Filed pursuant to Rule 424(b)(3)

Registration No. 333-167453

APPIPHANY TECHNOLOGIES HOLDINGS CORP.

403 – 1630 Pandosy St.

Kelowna, British Columbia

Canada V1Y 1P7

(778) 478-9944

PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

2,700,000 shares of common stock

We are offering up to 2,700,000 shares of our common stock in a direct public offering with an offering price of $0.05 per share. This offering shall be conducted without any involvement of underwriters or broker-dealers, should all shares being offered by the Company hereunder be sold, the Company would receive an aggregate of $135,000.

The 2,700,000 shares of common stock being register directly by the Company is the initial offering of common stock of Appiphany Technologies Holdings Corp. and no public market currently exists for the securities being offered. We are offering for sale a total of 2,700,000 shares of common stock at a fixed price of $.05 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our officers and directors will attempt to sell the shares. This Prospectus will permit our officers and directors to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares they may sell. Our officers and directors will offer the shares to friends, family members and business acquaintances. Our officers and directors will offer our shares at a fixed price of $.05 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our board of directors for an additional 90 days.

There is currently no market for our common stock and we do not know if an active trading market will develop. We intend to take customary measures to arrange for an application to be made with respect to our common stock to be approved for quotation on the Over-the-Counter Bulletin Board (“OTCBB”) upon the effectiveness of the registration statement of which this prospectus forms a part. There are no assurances that our common stock will be approved for quotation on the OTCBB or that, if approved, any meaningful market for our common stock will ever develop.

Appiphany Technologies Holdings Corp. is a development stage company and currently has limited operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent registered public accountant has issued an audit opinion for Appiphany Technologies Holdings Corp., which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

This prospectus covers the primary public offering by the Company of 2,700,000 shares of common stock. The Company is concurrently conducting a resale offering for 300,000 shares, which is covered in a separate resale prospectus.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” ON PAGES 5 THROUGH 10 BEFORE BUYING ANY SHARES OF APPIPHANY TECHNOLOGIES HOLDINGS CORP. COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

The date of this prospectus is March 16, 2011

You should rely only on the information contained or incorporated by reference to this prospectus in deciding whether to purchase our common stock. We have not authorized anyone to provide you with information different from that contained or incorporated by reference to this prospectus. Under no circumstances should the delivery to you of this prospectus or any sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus. To the extent that any facts or events arising after the date of this prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this prospectus, this prospectus will be updated to the extent required by law.

PROSPECTUS SUMMARY

The following summary highlights material information contained in this prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the risk factors section, the financial statements and the notes to the financial statements. You should also review the other available information referred to in the section entitled “Where you can find more information” in this prospectus and any amendment or supplement hereto. Unless otherwise indicated, the terms the “Company,” “Appiphany,” “we,” “us,” and “our” refer and relate to Appiphany Technologies Holdings Corp. and Appiphany Technologies Corp., our wholly-owned subsidiary. As used herein, iPod®, iPod Touch®, iPhone® and iPad® are registered trademarks of Apple, Inc. and Appiphany Technologies Holdings Corp. expressly disclaims any right thereto.

The Company Overview

We incorporated in the State of Nevada on February 24, 2010, under the name Appiphany Technologies Holdings Corp. On May 1, 2010, we entered into a Share Exchange Agreement (the "SEA") with Appiphany Technologies Corp. ("ATC"), a company incorporated in British Columbia, Canada in June 2009, pursuant to which we acquired all of the issued and outstanding shares of ATC in exchange for 1,500,000 shares of Appiphany.

ATC commenced operations as a diversified technology company in June of 2009. As a result of the SEA, we are a diversified technology company. The scope of our business is based around third-party application (“App”) development for the iPhone, iPod Touch and iPad manufactured and marketed by Apple, Inc.  In September 2009, Appiphany finalized a contract license with Apple, Inc., to design, develop, manufacture and sell accessories that are made for Apple’s iPod and iPhone. With our focus on the new Apple SDK (software development kit), we have the ability to develop, debug, and distribute commercial or in-house Apps for the iPhone, iPod Touch and the new iPad.

To date, we have designed and developed a variety of Apps that are currently available for purchase through Apple, Inc., and we are in the process of developing additional Apps and products.  Our current products, services and projects are described in further detail in the section of this prospectus titled “DESCRIPTION OF OUR BUSINESS”, under “Products and Services” starting on page 19. We believe that the Company will evolve into a third-party accessories company, integrating our accessories to function with our Apps. We aim to maximize user experience while exploring the innovative technological possibilities of today. Our goal is to become a successful developer of Apps and App software and maintain a balanced company through streamlined web-based marketing and sales.

Our target customers are those consumers wishing to purchase Apps for their Apple products and third-party commercial businesses wishing to develop Apps for resale. We anticipate that we will be able to continue generating revenues from the sale of our Apps. As of October 31, 2010, we have generated $4,031 collectively from the sale of our Apps on the iTunes website. We also have a license that allows us to develop and sell accessories that are compatible with Apple’s iPod and iPhone to existing and new customers; however, no such accessories have been developed or sold to date. In addition, we are evaluating the feasibility of providing additional services, including web design, graphic design, hosting, marketing, and new business consulting focused on technology implementation. We believe that our success will depend on our ability to promote products and software consistent with the Apple, Inc. culture and image. We will also need to anticipate and respond to changing consumer demands and tastes, as well as the demands of Apple, Inc.

Our founder and President, Jesse Keller, has an extensive technical background that he developed over the course of more than eleven years of experience working in the technology industry, specifically through his work in software development, web design, graphic design, web development and webmaster/customer service.  Mr. Keller also has significant experience in search engine marketing, affiliate marketing, investor relations, public relations and business planning after having successfully developed several business ventures.  Jonas Klippenstein, as Vice President, supports Mr. Keller, and brings important executive and management experience and an understanding of resource management pertaining to large collaborative projects mainly due to his experiences managing employees and budgets as President and Director of Highland Security Group Ltd. for the past 13 years. We anticipate that our eventual sales and development force will be composed of employees and independent contractors involved in computer software technology and Apple, Inc. technology fields that will enhance our corporate image, provide valuable insights into our merchandising, and heighten our understanding of our target market.

NEITHER APPLE, INC. NOR ANY OF ITS AFFILIATES HAVE APPROVED, DISAPPROVED OR HAS BEEN MADE AWARE OF THIS OFFERING. THE ONLY RELATIONSHIP BETWEEN APPLE, INC. AND THE COMPANY IS CONTRACTUAL AND THE SPECIFIC TERMS OF THAT RELATIONSHIP ARE SET FORTH IN OUR LICENSE AGREEMENT WITH APPLE, INC. NEITHER APPLE, INC. NOR ANY OF ITS AFFILIATES (I) OWES ANY FIDUCIARY DUTIES TO THE COMPANY, (II) IS RESPONSIBLE FOR THE MANAGEMENT OF THE COMPANY OR ANY OF THE OBLIGATIONS OR LIABILITIES OF THE COMPANY NOR (III) OWES ANY DUTIES TO ANY SECURITY HOLDER OF THE COMPANY. APPLE, INC. AND ITS AFFILIATES HAVE NO OBLIGATIONS TO GRANT ANY NEW LICENSES TO THE COMPANY OR TO MAINTAIN OUR CURRENT LICENSE AGREEMENT.

SUMMARY OF THIS OFFERING

The Issuer	Appiphany Technologies Holdings Corp.

Securities being offered

Up to 2,700,000 shares of Common Stock is being offered for sale by the Company, this represents approximately 46% of the currently issued and outstanding shares of the Company's Common Stock. Our Common Stock is described in further detail in the section of this prospectus titled “DESCRIPTION OF SECURITIES.”

Per Share Price	$0.05

No Public Market

There is no public market for our Common Stock. We cannot give any assurance that the shares being offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed. The absence of a public market for our stock will make it difficult to sell your shares. We intend to apply to the OTCBB, through a market maker that is a licensed broker dealer, to allow the trading of our Common Stock upon our becoming a reporting entity under the Securities Exchange Act of 1934.

Duration of Offering	The shares are offered for a period not to exceed 180 days, unless extended by our Board of Directors for an additional 90 days.

Number of shares Outstanding before the Offering	There are 5,900,000 shares of Common Stock issued and outstanding as of March 14, 2011.

Registration Costs	We estimate our total costs relating to the registration herein be approximately $11,510.70.

Net Proceeds to the Company

The Company is offering a maximum 2,700,000 shares of Common Stock, $.001 par value at an offering price of $0.05 per Share for net proceeds to the Company at $135,000. The full subscription price will be payable at the time of subscription and accordingly, funds received from subscribers in this Offering will be released to the Company when subscriptions are received and accepted.

No assurance can be given that the net proceeds from the total number of shares offered hereby or any lesser net amount will be sufficient to accomplish our goals. If proceeds from this offering are insufficient, we may be required to seek additional capital. No assurance can be given that we will be able to obtain such additional capital, or even if available, that such additional capital will be available on terms acceptable to us.

Use of Proceeds	We will use the proceeds to pay administrative expenses, the implementation of our business plan, and working capital.

Risk factors

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” section hereunder and the other information contained in this prospectus before making an investment decision regarding our Common Stock.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our Common Stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Currently, shares of our Common Stock are not publicly traded. In the event that shares of our Common Stock become publicly traded, the trading price of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment. In the event our Common Stock fails to become publicly traded you may lose all or part of your investment.

RISKS RELATED TO THE OFFERING

As there is no minimum for our offering, if only a few persons purchase shares they will lose their investment.

Since there is no minimum with respect to the number of shares to be sold directly by the Company in this offering, if only a few shares are sold, we may not have enough capital to fully implement our business.  In such an event, it is highly likely that any investment would be lost. As such, proceeds from this offering may not be sufficient to meet the objectives we state in this prospectus, other corporate milestones that we may set, or to avoid a “going concern” modification in future reports of our auditors as to uncertainty with respect to our ability to continue as a going concern.  If we fail to raise sufficient capital, we would expect to have to significantly decrease operating expenses, which will curtail the growth of our business.

Investing in the Company is a highly speculative investment and could result in the loss of your entire investment.

A purchase of the offered shares is significantly speculative and involves significant risks. The offered shares should not be purchased by any person who cannot afford the loss of his or her entire purchase price. The business objectives of the Company are also speculative, and we may be unable to satisfy those objectives. The stockholders of the Company may be unable to realize a substantial return on their purchase of the offered shares, or any return whatsoever, and may lose their entire investment in the Company. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business advisor and/or investment advisor.

Since the majority of our shares of Common Stock are owned by our officers and directors, other holders of our Common Stock may not be able to influence control of the Company or decision making by management of the Company.

Our Officers and Directors, Jesse Keller and Jonas Klippenstein each beneficially owns 42.37% of our outstanding Common Stock, and collectively own 84.75% of our outstanding Common Stock. Assuming the sale of all 2,700,000 of the shares in this offering, Mr. Keller and Mr. Klippenstein will collectively own 58.14% of all shares of Common Stock of the Company. The interests of our Officers and Directors may not be, at all times, the same as that of our other shareholders. Mr. Keller and Mr. Klippenstein are not simply passive investors but are the Officers and Directors of the Company, and their interests as executives may at times be adverse to those of passive investors. Where those conflicts exist, our shareholders will be dependent upon our Officers and Directors exercising, in a manner fair to all of our shareholders, their fiduciary duties as an officer or as a member of the Company’s Board of Directors. Also, our Officers and Directors have the ability to control the outcome of most corporate actions requiring shareholder approval, including the sale of all or substantially all of our assets, amendments to our Articles of Incorporation and the election of directors. This concentration of ownership may also have the effect of delaying, deferring or preventing a change of control of us, which may be disadvantageous to minority shareholders.

Purchasers in this offering will experience immediate and substantial dilution in the book value of their investment.

The offering price of our Common Stock is substantially higher than the net tangible book value per share of our outstanding Common Stock immediately after this offering. Therefore, if you purchase our Common Stock in this offering, you will incur immediate dilution of $0.03 in net tangible book value per share from the price you paid.

We may need additional capital in the future, and the sale of additional shares or other equity securities could result in additional dilution to our stockholders.

We believe that our current cash and cash equivalents, anticipated cash flow from operations and the net proceeds from this offering will only be sufficient to meet our anticipated cash needs for the next 8-10 months. We may require additional cash resources due to changed business conditions or other future developments. If our resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities would result in additional dilution to our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

As a result of the concurrent offering by the Company and by selling shareholders, we may not be able to sell the shares being offered by us which will reduce the amount of capital available for our operations.

The Company and selling shareholders will be offering shares of the Company’s common stock at the same time. The sale of shares by the selling shareholders is not contingent upon the Company selling a minimum number of its shares. Due to the concurrent offering, the Company and selling shareholders may be competing for potential investors. While we do not believe we will be approaching the same potential investors, we may inadvertently do so and if there is a conflict, it is possible that we may not be able to fully subscribe our offering. In that event, the overall proceeds to the Company from our offering may be decreased which would decrease the amount of capital available for our business operations. Further, sales of a substantial number of shares of our common stock by the selling stockholders could impair our ability to raise capital through the sale of additional equity securities.

You may have limited access to information regarding our business because we are a limited reporting company exempt from many regulatory requirements and our obligations to file periodic reports with the SEC could be automatically suspended under certain circumstances.

The Company will not become a fully reporting company but rather, will be subject to the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934.  We will not have a class of securities registered under Section 12 of the Exchange Act and will not be subject to the greater reporting obligations under said Section.  As of effectiveness of our registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC which will be immediately available to the public for inspection and copying (see “Where You Can Find More Information” elsewhere in this prospectus). Except during the year that our registration statement becomes effective, these reporting obligations may be automatically suspended under Section 15(d) if we have less than 300 shareholders. If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted.

RISKS RELATED TO OUR BUSINESS

The scope of our business is currently limited to customers using Apps for the iPhone, iPod Touch, and the iPad manufactured and marketed by Apple, Inc.

Although we intend to become a more diversified technologies company, the majority of our current business is based upon Apps that we create and provide to customers and third-party businesses utilizing Apps designed for the iPhone, iPod Touch, and iPad manufactured and marketed by Apple, Inc. Because the Apps we currently develop are limited to use on very specific products, if we fail to market our Company and Apps effectively, or if we fail to adequately anticipate, gauge and respond to our existing and potential customers' needs with our Apps, the Company would be adversely affected.

Furthermore, if the demand for Apps and App development for the iPhone, iPod, iPod Touch, and iPad were to decrease, or if Apple, Inc. were to change their App technology, our company could be adversely affected.

Our business is heavily dependent on the License Agreement we have in place with Apple, Inc. and we have only received nominal revenues from the sale of our Apps upon which we base our business plan.

The Company's operations are materially dependent on the terms and conditions of the License Agreement with Apple, Inc. The License Agreement permits the Company to use and exploit certain proprietary property and concepts owned or controlled by Apple, Inc., including the Apple iPhone, iPod, iPod Touch, and iPad brand names, trade dress and trademarks. In the event that the Company is unable to comply with the terms and conditions of the License Agreement in the future, it would have a material adverse impact on the Company's operations. We have received nominal revenues from the sale of our Apps.

Our business is heavily dependent on Apple, Inc.

The Company's success depends upon the popularity of the iPhone, iPod, iPod Touch, and iPad, for which it is authorized to develop Apps. If consumer preferences for these products change, or the Company is unable to obtain clients who require App development, the Company's sales could decline and its results could be adversely affected.  Because the Company’s main focus is on App development, the Company currently is particularly dependent upon the continued popularity of products offered by Apple, Inc. and on Apple's ability to provide it with a growing market. Additionally, the Company is highly dependent on the allowance by Apple, Inc. of third-party developers to design develop and upload Apps into the App Store.  If Apple, Inc. were to not allow third-party developers of Apps, or if Apple, Inc. were to not select our Apps for inclusion in the App Store, our Company could be adversely affected.

If we are unable to attract new customers, or if our existing customers do not purchase additional products or services, the growth of our business and cash flows will be adversely affected.

To increase our revenues and cash flows, we must regularly add new customers and, to a somewhat lesser extent, sell additional products and services to our existing customers. If we are unable to sell our products and services to customers that have been referred to us, unable to generate sufficient sales leads through our marketing programs, or if our existing or new customers do not perceive our Apps to be of sufficiently high value and quality, we may not be able to increase sales and our operating results would be adversely affected. In addition, if we fail to sell new products and services to existing or new customers, our operating results will suffer, and our revenue growth, cash flows and profitability may be materially and adversely affected.

We may experience service failures or interruptions due to defects in the software, infrastructure or processes that comprise our App software, any of which could adversely affect our business.

Our software may contain undetected defects in the software, infrastructure or processes. If these defects lead to failures in our Apps, we could experience delays or lost revenues during the period required to correct the cause of the defects. Furthermore, we cannot be certain that defects will not be found in new software or upgraded existing software or that service disruptions will not occur in the future, resulting in loss of, or delay in, market acceptance, which could have an adverse effect on our business, results of operations and financial condition.

If we do not successfully maintain the Appiphany brand in our existing markets or successfully market the Appiphany brand in new markets, our revenues and earnings could be materially and adversely affected.

We believe that developing, maintaining and enhancing the Appiphany brand in a cost-effective manner is critical in expanding our customer base. Some of our competitors have well-established brands. Promotion of our brand will depend largely on continuing our sales and marketing efforts and providing high-quality products and App software to our customers. We cannot be assured that these efforts will be successful in marketing the Appiphany brand. If we are unable to successfully promote our brand, or if we incur substantial expenses in attempting to do so, our revenues and earnings could be materially and adversely affected.

If we are unable to adapt our products and App software to rapid technological change, our revenues and profits could be materially and adversely affected.

Rapid changes in technology, products, services, customer requirements and operating standards occur frequently, especially within the technologies of Apple brand products. These changes could render our proprietary technology and systems obsolete. Any technological changes that reduce or eliminate the need for Apps that connect iPhone, iPod, iPod Touch, and iPad App creators with their target markets could harm our business. We must continually improve the performance, features and reliability of our App software, particularly in response to our competition.

Our success will depend, in part, on our ability to:

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enhance our existing products and services;

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develop new products, services and technologies that address the increasingly sophisticated and varied needs of our target markets; and

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respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis.

We cannot be certain of our success in accomplishing the foregoing. If we are unable for technical, legal, financial or other reasons, to adapt to changing market conditions or buyer requirements, our market share, business and operating results could be materially and adversely affected.

We may be subject to claims that we or our technologies infringe upon the intellectual property or other proprietary rights of a third-party. Any such claims may require us to incur significant costs, to enter into royalty or licensing agreements or to develop or license substitute technology, which may harm our business.

We may in the future be subject to claims that our technologies infringe upon the intellectual property or other proprietary rights of a third-party. While we believe that our products do not infringe upon the proprietary rights of third parties, we cannot guarantee that third parties will not assert infringement claims against us in the future, particularly with respect to technology that we acquire through acquisitions of other companies. We might not prevail in any intellectual property infringement litigation, given the complex technical issues and inherent uncertainties in such litigation. Defending such claims, regardless of their merit, could be time-consuming and distracting to management, result in costly litigation or settlement, cause development delays, or require us to enter into royalty or licensing agreements.

Our failure to raise additional capital or generate cash flows necessary to expand our operations and invest in new technologies could reduce our ability to compete successfully and adversely affect our results of operations.

We may need to raise additional funds to achieve our future strategic objectives, and we may not be able to obtain additional debt or equity financing on favorable terms, if at all. If we raise additional equity financing, our security holders may experience significant dilution of their ownership interests and the value of shares of our common stock could decline. If we engage in debt financing, we may be required to accept terms that restrict our ability to incur additional indebtedness, force us to maintain specified liquidity or other ratios or restrict our ability to pay dividends or make acquisitions. If we need additional capital and cannot raise it on acceptable terms, we may not be able to, among other things:

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develop and enhance our existing products and services;

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continue to expand our technology development, sales and/or marketing organizations;

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hire, train and retain employees; or

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respond to competitive pressures or unanticipated working capital requirements.

Our inability to do any of the foregoing could reduce our ability to compete successfully and adversely affect our results of operations.

We have a “going concern” opinion from our auditors, indicating the possibility that we may not be able to continue to operate.

Our independent registered public accountants have expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital when needed, we will not be able to complete our proposed business. As a result we may have to liquidate our business and you may lose your investment. You should consider our independent registered public accountant’s comments when determining if an investment in Appiphany Technologies Holdings Corp. is suitable.

If we fail to attract and retain key personnel, our business may suffer.

Given the complex nature of the technology on which our business is based and the speed with which such technology advances, our future success is dependent, in large part, upon our ability to attract and retain highly qualified managerial, technical and sales personnel. In particular, Jesse Keller, our President and Chief Executive Officer, and Jonas Klippenstein, our Vice President, are critical to the management of our business and operations. If we lose the services of either of our executive officers, our financial condition and results of operations could be materially and adversely affected. Our success also depends upon our ability to identify, hire and retain other highly skilled technical, managerial, editorial, sales, marketing and customer service professionals. Competition for such personnel is intense. We cannot be certain of our ability to identify, hire and retain adequately qualified personnel. Failure to identify, hire and retain necessary key personnel could have a material adverse effect on our business and results of operations.

Our President has other outside business activities, which only allow him to devote only 30 hours per week to the Company. These minimal time commitments may result in periodic interruptions or business failure. The Company’s Vice-President has other outside business activities, thus he is only able to devote 5 hours of his time per week to the Company.

Our President and Chief Executive Officer, Jesse Keller, has other outside business activities, but he is committed to devote approximately 30 hours per week to our operations. Additionally, our Vice President, Jonas Klippenstein will only be devoting 5 hours per week to the affairs of the Company. Our operations may be sporadic and occur at times when Messrs. Keller and Klippenstein, are unavailable, this may lead to the periodic interruption in the implementation of our business plan. Such delays could have a significant negative effect on the success of the business.

Because our management does not have direct experience in application development, debugging or distribution, we may not be able to compete with competitors having experienced management, and we may need to hire outside consultants.

Our management has no direct experience in App development, debugging or distribution, which may lead to an inability to successfully identify and respond to trends or business conditions in an adequate manner necessary to ensure that the Company's plan of operations is successfully implemented. We may not be able to adequately address risks and difficulties, which could materially harm our products and services, business plan, and results of operations. Additionally, we may need to retain outside consultants to assist the Company with its application development, debugging and distribution and the Company might be negatively impacted by the costs and risks of hiring a consultant. You must consider our business prospects in light of the risks and difficulties we will encounter in the future.

Government regulation of the Internet and e-commerce is evolving, and unfavorable changes or our failure to comply with regulations could harm our operating results.

As Internet commerce continues to evolve, increasing regulation by federal, state or foreign agencies becomes more likely. For example, we believe increased regulation is likely in the area of data privacy, and laws and regulations applying to the solicitation, collection, processing or use of personal or consumer information could affect our customers’ ability to use and share data, potentially reducing demand for our products. In addition, taxation of products and services provided over the Internet or other charges imposed by government agencies or by private organizations for accessing the Internet may also be imposed. Any regulation imposing greater fees for Internet use or restricting information exchange over the Internet could result in a decline in the use of the Internet and the viability of Internet-based services and product offerings, which could harm our business and operating results.

RISKS RELATING TO THE COMMON STOCK

The Company’s stock price may be volatile.

The market price of the Company’s Common Stock is likely to be highly volatile and could fluctuate widely in price in response to various potential factors, many of which will be beyond the Company’s control, including the following:

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services by the Company or its competitors;

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additions or departures of key personnel;

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the Company’s ability to execute its business plan;

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operating results that fall below expectations;

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loss of any strategic relationship;

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industry developments;

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economic and other external factors; and

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period-to-period fluctuations in the Company’s financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s common stock.

As a public company, we will incur substantial expenses.

Upon declared effectiveness of this Registration Statement by the SEC, we will then become subject to the information and reporting requirements of the U.S. securities laws. The U.S. securities laws require, among other things, review, audit, and public reporting of our financial results, business activities, and other matters. Recent SEC regulation, including regulation enacted as a result of the Sarbanes-Oxley Act of 2002, has also substantially increased the accounting, legal, and other costs related to becoming and remaining an SEC reporting company. If we do not have current information about our company available to market makers, they will not be able to trade our stock. The public company costs of preparing and filing annual and quarterly reports, and other information with the SEC and furnishing audited reports to stockholders, will cause our expenses to be higher than they would be if we were privately-held. In addition, we are incurring substantial expenses in connection with the preparation of this Registration Statement. These increased costs may be material and may include the hiring of additional employees and/or the retention of additional advisors and professionals. Our failure to comply with the federal securities laws could result in private or governmental legal action against us and/or our officers and directors, which could have a detrimental effect on our business and finances, the value of our stock, and the ability of stockholders to resell their stock.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that relate to the application of the SEC’s penny stock rules in trading our securities and require that a broker/dealer have reasonable grounds for believing that the investment is suitable for that customer, prior to recommending the investment.  Prior to recommending speculative, low priced securities to their non-institutional customers, broker/dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.

Under interpretations of these rules, the FINRA believes that there is a high probability that speculative, low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker/dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing a shareholder’s ability to resell shares of our common stock.

We may be exposed to potential risks resulting from new requirements under Section 404 of the Sarbanes-Oxley Act of 2002.

In addition to the costs of compliance with having our shares listed on the OTCBB, there are substantial penalties that could be imposed upon us if we fail to comply with all of regulatory requirements. In particular, under Section 404 of the Sarbanes-Oxley Act of 2002 we will be required, beginning with our fiscal year ending April 30, 2010, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting as of the end of fiscal 2010. Furthermore, our independent registered public accounting firm will be required to attest to whether our assessment of the effectiveness of our internal control over financial reporting is fairly stated in all material respects and separately report on whether it believes we have maintained, in all material respects, effective internal control over financial reporting. We have not yet completed our assessment of the effectiveness of our internal control over financial reporting. We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

If a market for our Common Stock does not develop, shareholders may be unable to sell their shares.

A market for our Common Stock may never develop. We intend to contact an authorized OTC Bulletin Board market-maker for sponsorship of our securities on the OTC Bulletin Board. However, there is no guarantee that our shares may never be traded on the bulletin board, or, if traded, a public market may not materialize and investors may not be able to re-sell the shares of our Common Stock that they have purchased and may lose all of their investment.

The Company’s common stock is currently deemed to be “penny stock”, which makes it more difficult for investors to sell their shares.

The Company’s common stock is and will be subject to the “penny stock” rules adopted under section 15(g) of the Exchange Act. The penny stock rules apply to companies whose common stock is not listed on the NASDAQ Stock Market or other national securities exchange and trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If the Company remains subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for the Company’s securities. If the Company’s securities are subject to the penny stock rules, investors will find it more difficult to dispose of the Company’s securities.

The elimination of monetary liability against the Company’s directors, officers and employees under Nevada law and the existence of indemnification rights to the Company’s directors, officers and employees may result in substantial expenditures by the Company and may discourage lawsuits against the Company’s directors, officers and employees.

The Company’s Articles of Incorporation contain a specific provision that eliminate the liability of directors for monetary damages to the Company and the Company’s stockholders; further, the Company is prepared to give such indemnification to its directors and officers to the extent provided by Nevada law. The Company may also have contractual indemnification obligations under its employment agreements with its executive officers. The foregoing indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which the Company may be unable to recoup. These provisions and resultant costs may also discourage the Company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by the Company’s stockholders against the Company’s directors and officers even though such actions, if successful, might otherwise benefit the Company and its stockholders.

DETERMINATION OF OFFERING PRICE

As a result of there being no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by the Company and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third-party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

USE OF PROCEEDS

Our offering is being made in a direct public offering, without the involvement of underwriters or broker-dealers.  Appiphany Technologies Holdings Corp. expects to disburse the proceeds from this offering in the priority set forth below within the first 12 months after successful completion of this offering.

Not taking into account any possible additional funding or revenues, Appiphany Technologies Holdings Corp. intends to use the proceeds from this offering as follows. The following chart indicates the amount of funds that we will allocate to each item, but does not indicate the total fee/cost of each item.  The amount of proceeds we allocate to each item is dependent upon the amount of proceeds we receive from this offering:

Application of Proceeds	100% of Shares Sold		50% of Shares Sold		25% of Shares Sold		10% of Shares Sold
	$ Amount	% of Total	$ Amount	% of Total	$ Amount	% of Total	$ Amount	% of Total
Total Offering Proceeds	135,000	100.00	67,500	100.00	33,750	100.00	13,500	100.00
Offering Expenses
Legal Fees and Expenses	5,000	3.70	5,000	7.41	5,000	14.81	5,000	37.04
Audit Fees and Expenses(2)	5,000	3.70	5,000	7.41	5,000	14.81	5,000	37.04
SEC Registration Fee	10.70	0.01	10.70	0.02	10.70	0.03	10.70	0.08
Transfer Agent & Registrar Fees & Expenses	500	0.37	500	0.74	500	1.48	500	3.70
Miscellaneous Expenses	1,000	0.74	1,000	1.48	1,000	2.96	1,000	7.41
Total Offering Expenses	11,500*	8.52	11,500*	17.04	11,500*	34.07	11,500*	85.19

Net Proceeds from Offering	123,500	91.48	56,000	82.96	22,250	65.93	2,000	14.81

Use of Net Proceeds
Legal and Accounting Fees	20,000	14.81	10,000	14.81	4,000	11.85	500	3.70
Business Development	25,000	18.52	12,750	18.89	4,750	14.07	300	2.22
Marketing and Advertising	15,000	11.11	6,250	9.26	3,000	8.89	300	2.22
Working Capital(1)	63,500	47.04	27,000	40.00	10,500	31.11	900	6.67
Total Use of Net Proceeds	123,500	91.48	56,000	82.96	22,250	65.93	2,000	14.81

Total Use of Proceeds	135,000	100.00	67,500	100.00	33,750	100.00	13,500	100.00

*Notes:  Offering expenses have been rounded to $11,500.

(1)

The category of General Working Capital may include, but is not limited to, postage, telephone services, overnight delivery services and other general operating expenses.  Any line item amounts not expended completely shall be held in reserve as working capital and subject to reallocation to other line item expenditures as required for ongoing operations; however, offering proceeds will not be used to repay notes payable or related party obligations.

(2)

Audit fees are strictly related to the amount of work performed by our auditor, and the percentage of shares sold in this offering has no impact on our audit fees.  If we do not raise sufficient funds from this offering to cover audit related fees, we will have to seek additional outside financing to cover such expenses.

We believe that our current cash and cash equivalents, anticipated cash flow from operations and the proceeds from the sale of the maximum amount of shares being offered hereunder will only be sufficient to meet our anticipated cash needs for the next 8-10 months. Our directors, Jesse Keller and Jonas Klippenstein, have determined that the maximum amount of funds would be sufficient to cover our intended plan of operations contemplated hereby. The Company will use any proceeds received to cover our filing reports with the Securities and Exchange Commission, as well as allow us to proceed with the Company’s intended business. However, there can be no assurance that the Company will raise any funds through its direct participation offering.  If we are able to sell only 50%, 25% or 10% of our offered shares, we anticipate that we will only be able to meet our anticipated cash needs for the next 4-5 months, 2-3 months, or 0-2 months, respectively.

Specifically, the Company will use the proceeds received from this offering to continue the development of its current Apps, design and develop additional Apps, and to create and manufacture accessories to be used with the Apps that are compatible with the iPhone, iPod Touch and iPad.

If the Company is able to raise fifty percent (50%) of the maximum amount of funds available under this offering, we intend to use such funds to continue with phase 1 and phase 2 of our plan of operations.  In this instance, we estimate that we would spend up to $12,750 on business development and up to $6,250 on marketing and advertising.  However, if we raise nominal amounts under the offering (25% or less of the offered shares), we will likely have to seek out additional capital from alternate sources and if such funds are not available our business would likely fail and any investment would be lost. We intend to seek out additional funds from friends, family, and business acquaintances. As with any form of financing, there are uncertainties concerning the availability of such funds and the likelihood that such funds will be available to the Company on terms acceptable to us.  Currently, we have not received any firm commitments or indications from any family, friends or business acquaintances regarding any potential investment in the Company.

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

Appiphany Technologies Holdings Corp. has issued and outstanding as of the date of this prospectus 5,900,000 shares of Common Stock. The Company is registering an additional of 2,700,000 shares of its Common Stock for sale at the price of $0.05 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, our officers and directors will not register as broker-dealers pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. None of our officers or directors are subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Our officers and directors will not be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Neither, Mr. Keller or Mr. Klippenstein are now, nor have been within the past 12 months, a broker or dealer, and they are not been, within the past 12 months, an associated person of a broker or dealer. At the end of the offering, both Messrs. Keller and Klippenstein will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Neither will participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Appiphany has complied. In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Offering Period and Expiration Date

This offering will start on the date of this prospectus and continue for a period of up to 180 days.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must:

1.

execute and deliver a subscription agreement;

2.

deliver a check or certified funds to us for acceptance or rejection; and

3.

pay cash by wire transfer of immediately available funds to the client-trust account of Carrillo, Huettel & Zouvas, LLP, in accordance with the wire instructions, or directly to the Seller:

The subscription agreement requires you to disclose your name, address, social security number, telephone number, number of shares you are purchasing, and the price you are paying for your shares.

All checks for subscriptions must be made payable to Appiphany Technologies Holdings Corp.

Acceptance of Subscriptions

Upon the Company’s acceptance of a Subscription Agreement and receipt of full payment, the Company shall countersign the Subscription Agreement and issue a stock certificate along with a copy of the Subscription Agreement.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Penny Stock Regulation

Our Common Shares are not quoted on any stock exchange or quotation system. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, that:

•

contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•

contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;

•

contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;

•

contains a toll-free telephone number for inquiries on disciplinary actions;

•

defines significant terms in the disclosure document or in the conduct of trading penny stocks; and,

•

contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation.

The broker-dealer also must provide the customer with the following, prior to proceeding with any transaction in a penny stock:

•

bid and offer quotations for the penny stock;

•

details of the compensation of the broker-dealer and its salesperson in the transaction;

•

the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and,

•

monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, and a signed and dated copy of a written suitability statement.

These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Registration Rights

We have not granted registration rights to any persons.

DILUTION

Net tangible book value per share represents the amount of the Company’s tangible assets less total liabilities, divided by the 5,900,000 shares of Common Stock outstanding as of October 31, 2010.  Net tangible book value dilution per share represents the difference between the amount per share paid by purchasers of the Shares in this offering assuming the offering price of $0.05 per share of Common Stock and the pro forma net tangible book value per share of Common Stock immediately after completion of the offering.

After giving effect to the sale of the 2,700,000 Shares offered by the Company hereunder, at an Offering Price of $0.05 per share the pro forma net tangible book value of the Company at October 31, 2010, would have been $15,502, or $0.00 per share, representing an immediate increase in tangible book value of $0.02 per share to existing shareholders and an immediate dilution of $0.05 per share to purchasers of the Shares.

The following table illustrates the foregoing information with respect to new investors on a per share basis:

	2,700,000 Shares (100%)	1,350,000 Shares (50%)	675,000 Shares (25%)	270,000 Shares (10%)
Offering price per share	$0.05	0.05	0.05	0.05
Net tangible book value per share before Offering	$(0.02)	(0.02)	(0.02)	(0.02)
Increase per share attributable to new investors	$0.02	0.01	0.01	0.00
Pro forma net tangible book value per share after Offering	$0.00	(0.01)	(0.01)	(0.02)
Dilution per share to new investors	$(0.05)	(0.06)	(0.06)	(0.07)

DESCRIPTION OF PROPERTY

Our offices are currently located at 1630 Pandosy Street in Kelowna, B.C., and our telephone number is (778) 478-9944.  As of the date of this filing, we have not sought to move or change our office site.  We currently utilize office space free of charge on a month-to-month basis from 250 Media Corp., of which our President, Jesse Keller, is the current Chief Executive Officer.  The office space is approximately 1000 square feet of industrial/office space with opportunities to expand our facilities. Additional space may be required as we expand our operations. We do not foresee any significant difficulties in obtaining any required additional space. We currently do not own any real property.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 250,000,000 Shares of common stock, $0.001 par value per Share. There are no provisions in our charter or by-laws that would delay, defer or prevent a change in our control. However, there exists such provisions in our charter that may make a change of control more difficult.

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote. Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so chose, and in that event, the holders of the remaining shares will not be able to elect any of our directors.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Preferred Stock

The Company’s Articles of Incorporation authorize the issuance of 10,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by our Board of Directors. As of the date hereof there have been no shares of preferred stock designated.  The following is a summary of the material rights and restrictions associated with our preferred stock. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement.

Our Board of Directors is authorized to determine or alter any or all of the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred stock and, within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares comprising any such series subsequent to the issue of shares of that series, to set the designation of any series, and to provide for rights and terms of redemption, conversion, dividends, voting rights, and liquidation preferences of the shares of any such series.

Anti-Takeover Provisions

Certain anti-takeover provisions in our Articles of Incorporation may make a change in control of the Company more difficult, even if a change in control would be beneficial to our stockholders. In particular, our board of directors will be able to issue a total of up to 10,000,000 shares of preferred stock with rights and privileges that might be senior to our Common Stock, without the consent of the holders of our Common Stock, and has the authority to determine the price, rights, preferences, privileges and restrictions of the preferred stock. Although the ability to issue preferred stock may provide us with flexibility in connection with possible acquisitions and other corporate purposes, this issuance may make it more difficult for a third-party to acquire a majority of our outstanding voting stock.

Dividends

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants and Options

There are no outstanding warrants or options to purchase our securities.

INFORMATION WITH RESPECT TO REGISTRANT

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF APPIPHANY TECHNOLOGIES HOLDINGS CORP. AND THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS REGISTRATION STATEMENT ON FORM S-1. THIS DISCUSSION SUMMARIZES THE SIGNIFICANT FACTORS AFFECTING OUR OPERATING RESULTS, FINANCIAL CONDITIONS AND LIQUIDITY AND CASH-FLOW SINCE INCEPTION.

DESCRIPTION OF OUR BUSINESS

Appiphany Technologies Holdings Corp. was incorporated in the State of Nevada on February 24, 2010. On May 1, 2010, we entered into a Share Exchange Agreement (the "SEA") with Appiphany Technologies Corp. ("ATC"), a company incorporated in British Columbia, Canada in June 2009, pursuant to which we acquired all of the issued and outstanding shares of ATC in exchange for 1,500,000 shares of the Appiphany.

ATC commenced operations as a diversified technology company in June of 2009. As a result of the SEA, we are a diversified technology company.  While resale of website hosting packages is a nice complement to the products and services that we offer, the scope of our business is based around third-party application (“App”) development for the iPhone, iPod Touch and iPad manufactured and marketed by Apple, Inc. The Company is evolving into a third-party accessories company integrating our accessories to function with our Apps. In September 2009, Appiphany finalized a contract license with Apple, Inc., to design, develop, manufacture and sell accessories that are made for Apple’s iPod and iPhone. With our focus on the new Apple SDK (software development kit), we have the ability to develop, debug, and distribute commercial or in-house Apps for the iPhone, iPod Touch and the new iPad. Our goal is to build a reputation as a leading developer of Apps and App software, and maintain a balanced company through streamlined web-based marketing and sales.

Our target customers are consumers wishing to purchase Apps for their Apple products, and third-party commercial businesses wishing to develop Apps for resale.  We anticipate that we will be able to continue generating revenues from the sale of our Apps  and we have a license that allows us to develop and sell accessories that are compatible with Apple’s iPod and iPhone to existing and new customers; however, no such accessories have been developed or sold to date.  We believe that our success will depend on our ability to promote products and software consistent with the Apple, Inc. culture and image. We will also need to anticipate and respond to changing consumer demands and tastes, as well as the demands of Apple, Inc.

Our founder and President, Jesse Keller, has an extensive technical background that he developed over the course of more than eleven years of experience working in the technology industry, specifically through his work in software development, web design, graphic design, web development and webmaster/customer service.  Mr. Keller also has significant experience in search engine marketing, affiliate marketing, investor relations, public relations and business planning after having successfully developed several business ventures.  Jonas Klippenstein, as Vice President, supports Mr. Keller, and brings important executive and management experience and an understanding of resource management pertaining to large collaborative projects mainly due to his experiences managing employees and budgets as President and Director of Highland Security Group Ltd. for the past 13 years. We anticipate that our eventual sales and development force will be composed of employees and independent contractors involved in computer software technology and Apple, Inc. technology fields that will enhance our corporate image, provide valuable insights into our merchandising, and heighten our understanding of our target market.

Products and Services

Currently, we develop and sell Apps for the iPhone and iPod. We have several Apps that we have created, developed and sold. Below is a short description of our current products and projects. Each of the Apps described below has been created under the direction and direct supervision of our President, Jesse Keller. We use developers on a contract or limited basis to develop the Apps. As of October 31, 2010, we have generated $4,031 in revenues from the aggregate sale of our Apps. We generate revenues through iTunes. Our Apps are displayed and sold on the iTunes website, and Apple receives the initial proceeds from the purchase of any Apps. We receive seventy percent of the proceeds Apple receives from the sale of our Apps, and Apple keeps thirty percent of the proceeds received from the sale. At the end of the month we receive a direct deposit from Apple consisting of our share of proceeds from sales of our Apps for that month, so long as the proceeds are over $150.00. If our proceeds for a particular month are under $150.00 the proceeds will carry over into the next month’s deposit.

The Big White & Silver Star App

We have developed and consulted with the owners of The Big White Ski Resort and the Silver Star Ski Resort to create the Big White App and the Silver Star App for iPhone and iPod Touch users. Both Apps provide maps and live camera feeds to see current conditions and the maps work anywhere with pinch, zoom and pan through each map. The Apps are currently available for sale at iTunes for $0.99 each. We are currently in discussions with the marketing department for both resorts, and we are considering planning further development of the Apps.

Police Notebook (PNB) App

We developed the Police Notebook or PNB, as it is known in the policing industry, as an integrative technological tool for police officers. It is a notebook designed to replace and improve the old paper products police officers are currently using. The mobile application version of the PNB has several improvements such as GPS location, photo attachments, tamper proof notations and instant email of reports.  The PNB App is available for sale at iTunes for $2.99.

The Penny Stock App

We developed the Penny Stock App to provide the most advanced penny stock alert service in the world. The Penny Stock App is available in iTunes store for $1.99.  The App was designed to bridge all types of investors to take advantage of increased trade volume of the featured stock. The App features dynamically generated stock data direct form the markets including the bid & ask, current price, percentage gain, volume, 6-month chart and more. For more information go to www.pennystockapp.com or follow them at Twiter.com/pennystockapp.

Student Notes App

We developed the Study Notes App to serve as a useful tool for Students to take notes. Students can use the Study Notes application while they are in class to record important notes to use at a later time. The user will be able to enter notes with the keyboard on their phone, upload video or audio recordings. Automatically having the time and date entered by the application once the entry has been saved. Students will be able to browse the internet with the application giving the user the ability to upload pictures along side with notes. Users can purchase this App through the iTunes store for $2.99.

250hosting.com*beta

While not directly related to our main business, 250 Hosting is a cpanel clustered server environment that allows us to resell hosting packages for an affordable price. The site was designed using WHMCS. WHMCS is an all-in-one client management, billing & support solution for online businesses. It handles everything from sign-up to termination, with automated billing, provisioning & management. This is a perfect complement to any technologies company.  For more information about 250 Hosting please visit the web site: http://www.whmcs.com/.

MMA Animals

Our newest project is the MMA Animals. MMA Animals is a fantasy based interactive cartoon/video game made for iPhone, iPod Touch and iPad that will be specifically developed for sale in iTunes, the App Store and iBooks.  MMA Animals is a blend between a video game and a video, where you watch a video for 5 minutes and then play a game and based on the results of the game, it takes you to the next sequence of video, seamlessly transitioning from game to show.  The videos could be ready for the networks and provide a medium to promote sales of the interactive games/shows available to the iPhone, iPad and the MMA Animals web site.  MMA Animals will be developed to acquire a large network deal for syndicated broadcast to the North American and eventually world markets. The ultimate goal is to create a MMA Animals feature film. We are in the predevelopment phase of our MMA Animals and we hope to offer MMA Animals Apps within the next year.

The Artist that we have contracted to design the MMA Animals is best known for his 3D modeling. He has worked on projects like, “Dr. Seuss’ Horton Hears a Who!”, “Ice Age & Ice Age: The Melt Down”, and “Robots”, to name a few.

Growth Strategy

Our long-term goal is to continue to build our diversified technologies company with a broad portfolio of products and services that we will offer in multiple channels of online retail distribution through the following growth strategies:

Execute new initiatives. Along with our current products and services, we intend to seek opportunities that will diversify our technologies beyond web hosting and App development in order to reach a broader range of customers.

Expand upon our services and current client base. We will attempt to expand our current client base by providing top quality App development to our current clients, and hopefully receive good reviews and references within the App development field.

Advertising and Marketing

Our marketing strategy will begin with word of mouth, which will always be our most important means of promotion. We will rely on the quality App development that we have completed for our existing customers to create positive customer feedback, which could resonate to potential clients.  We will also track sales and downloads of our completed Apps, and advertise their popularity to potential clients. If we generate sufficient revenues, we intend to implement an advertising and marketing campaign to increase awareness of Appiphany and to acquire new customers through multiple channels, including traditional and online advertising. We believe that the use of multiple marketing channels reduces reliance on any one source of customers, maximizes brand awareness and promotes customer acquisition.

Our Industry

The iPhone, manufactured and marketed by Apple, Inc., won invention of the year in 2007 from Time Magazine, and has since gone on to be purchased by more than 30 million users worldwide. Third-party Apps were launched in mid-2008 for use on the iPhone, and became available for purchase or free download from the Apple, Inc. App Store. These Apps have diverse functions, including games, reference, GPS navigation, social networking, and advertising for television shows, films, and celebrities.  Since their release, the popularity of Apps used on the iPhone, iPod Touch, and iPad has grown to include over 130,000 different Apps and over 58 million App Store users. In the month of December 2009, App Store users downloaded over 280 million Apps, equating to over 250 million dollars in sales.

Appiphany’s team has been intrigued by the iPhone since its inception and has always been up to speed with the latest trends in App development for the iPhone, iPod Touch, and the new iPad. Whether by porting an existing App or developing one from scratch, we can help customers take advantage of a fast growing medium. We intend to focus our business on becoming one of the leading App development companies and capitalize on the astounding market created by Apple, Inc.

Competition

In general, the computer technology and software development industries are highly competitive, and especially so in the relatively new field of App development.  Of the more than 130,000 Apps included in the App Store, there are over 28,000 developers. We believe that our success depends in large part upon our ability to anticipate, gauge and respond to changing consumer demands within this rapidly changing field. Competing developers may be able to engage in larger scale branding, advertising and developing activities more extensively than we can. Further, with sufficient financial backing, talented designers and developers can become competitors within several months of establishing a business. We compete primarily on the basis of design, development, quality, and service. Our business depends on our ability to shape and stimulate consumer tastes and demands by marketing innovative and exciting Apps, as well as on our ability to remain competitive in the areas of quality and price.

Plan of Operations

To date, the Company has begun implementing its business plan and is attempting to secure additional funding to continue expansion of our services and products.  The Company intends to continue development of third-party Apps for the iPhone, iPod Touch and iPad as well as integrate accessories to function with our Apps.  The Company has not had any significant revenues generated from its business operations since inception.  We expect that the revenues generated from our business for the next 12 months will not be enough for our required working capital.  We believe that our current cash and cash equivalents, anticipated cash flow from operations and the net proceeds from this offering will only be sufficient to meet our anticipated cash needs for the next 8-10 months.  Until the Company is able to generate any consistent and significant revenue, it may be required to raise additional funds by way of equity or debt financing.  At any phase, if the Company finds that it does not have adequate funds to complete a phase, it may have to suspend its operations and attempt to raise more money so it can proceed with its plan of operations.

To become profitable and competitive, the Company must continue to develop, advance and distribute Apps for the iPhone, iPod Touch and iPad that can be sold commercially or in-house. Further, we have a license that allows us to design, develop, manufacture and sell accessories that are made for Apple’s iPod and iPhone; however, no such accessories have been developed or sold to date.  Our goal is to become a successful developer of Apps and App software and maintain a balanced company through streamlined web-based marketing and sales.  To achieve this goal, management has prepared the following phases for its plan of operations for the next 12 months.

Phase 1 - Develop the Application Software and Products (6-8 months)

During the next 12 months, the Company will continue to develop its current Apps, design and develop additional Apps, and create and manufacture accessories to be used with the Apps that are compatible with the iPhone, iPod Touch and iPad.  The Company currently has many additional projects underway at various stages of development related to App development and design.  Further, the Company intends to seek opportunities that will diversify our technologies beyond App development in order to reach a broader range of customers.

Management anticipates requiring approximately $25,000 on the design and development of the Company’s App software and products for the next 6 to 8 months. This amount will be available to us if we are able to sell 100% of the shares offered hereby.  If we are able to sell only 50%, 25% or 10% of the shares offered, we will have approximately $12,750, $4,750 or $300, respectively, to allocate towards business development. If we are unable to raise the maximum amount from this offering, we will limit our business development to those Apps and products which we have already begun development on and to focus on marketing those Apps and products for sale.

Phase 2 - Implement Marketing Strategy (4 to 6 months)

The Company plans to commence Phase 2 of its business plan, which will include an aggressive marketing campaign designed to increase consumer awareness of its products and services.  Currently, the Company relies on word of mouth as its primary means of advertisement. We will rely on the quality Apps that we have developed and completed for our existing customers to create positive customer feedback, which could resonate to potential clients. We will also track sales and downloads of our completed Apps, and advertise their popularity to potential clients.

In Phase 2, the Company plans to (1) create a marketing strategy for the Company’s Apps and other products, and (2) implement its marketing strategy towards its target group of clients.  We will attempt to acquire new customers through multiple channels, including traditional and online advertising because we believe that the use of multiple marketing channels reduces reliance on any one source of customers, maximizes brand awareness and promotes customer acquisition.  The Company estimates that our expenses for phase 2 will be approximately $15,000 and expects it will take approximately nine months to complete the phase.  If we are able to sell the maximum number of shares under this offering, we will be able to allocate $15,000 towards our marketing and advertising phase.  If we are able to sell only 50%, 25% or 10% of the shares offered, we will have approximately $6,250, $3,000 or $300, respectively, to allocate towards phase 2.

Licensing

Because we are focusing our business on becoming a leading iPhone, iPod Touch, and iPad App developer using the new iPhone SDK (software development kit), it is imperative that we abide by the licensing of Apple, Inc.

As of June, 2009, Appiphany Technologies Holdings Corp. entered into an iPhone Developer Program License Agreement (“Developer License”) with Apple, Inc. and became a registered Apple developer.  The Developer License allows the Company to use Apple, Inc.’s software to develop, debug, and distribute commercial Apps in the iTunes store for an initial term of one year.  The License can be renewed each year for a fee of $100.00 and acceptance of an updated contract of terms and conditions, both of which Appiphany has complied with up to date. The Agreement provides that developers must develop their Apps using binary code and must submit these Apps to apple for approval. Upon approval, the Apps are displayed and sold on the iTunes website and Apple receives thirty percent of the proceeds from each App that is sold, and the Company receives seventy percent of the proceeds. If a particular App is not approved by Apple, Apple will send the App back to the developer to work on any issues Apple pointed out.

In September 2009, Appiphany finalized a Made for iPod contract and license agreement with Apple, Inc. (the “MFi License”) to design, develop, manufacture and sell accessories that are made for Apple’s iPod and iPhone.  The MFi License allows our Company to develop electronic accessories that connect to both the iPod and iPhone. The License costs $80.00 and the program is open to the public. Once Apple approves and the fee is paid, Apple grants the Company access to technical documentation, hardware components, technical support and certification logos. Currently, we have paid the initial fee; however, Appiphany has not created or developed any accessories under this program, but we intend to do so in the future.

Legal Proceedings

We know of no material, existing or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which our director, officer or any affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

Government Regulation

We must abide by regulations imposed by government regulatory authorities in providing our products and services. The majority of regulations within the telecommunications industry that apply to mobile games and entertainment applications and mobile messaging are created by industry bodies producing codes of conduct that outline the rules that network operators, content providers, carriers, technology providers and advertisers must adhere to when providing telecommunication services to the public. These codes of conduct generally focus on protecting consumers against unwanted e-mails being delivered to their mobile devices.

Employees

We have three full-time employees, including our President, and  two part-time employees, including our Vice President.  We believe we have a good working relationship with our employees, which are not represented by a collective bargaining organization. We also use third-party consultants to assist in the completion of various projects; third parties are instrumental to keep the development of projects on time and on budget.  Our management expects to continue to use consultants, attorneys, and accountants as necessary, to complement services rendered by our employees.

MANAGEMENT DISCUSSION AND ANALYSIS

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF APPIPHANY TECHNOLOGIES HOLDINGS CORP. AND THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS REGISTRATION STATEMENT ON FORM S-1.

OVERVIEW

We are a diversified technology company whose primary business is centered on creating and developing Apps for customers and third-party businesses utilizing Apps designed for the iPhone, iPod Touch, and iPad manufactured and marketed by Apple, Inc.  We have designed and developed a variety of Apps that are currently available for purchase through Apple, Inc., and we are in the process of developing additional Apps and products. We believe that the Company will evolve into a third-party accessories company, integrating our accessories to function with our Apps. We aim to maximize user experience while exploring the innovative technological possibilities of today.  Our goal is to build a reputation as a leading developer of Apps and App software, and maintain a balanced company through streamlined web-based marketing and sales.  In addition, we are evaluating the feasibility of providing additional services, including web design, graphic design, hosting, marketing, and new business consulting focused on technology implementation.

The relatively new field of App development is a fiercely competitive industry due to rapid changes in technology, products, services, customer requirements and operating standards.  We must continually improve the performance, features and reliability of our App software, particularly in response to our competition. Our success will depend, in part, on our ability to enhance our existing products and services, develop new products, services and technologies that address the increasingly sophisticated and varied needs of our target markets, and respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis.

We remain a development stage company without an established history of profitability, or substantial or steady revenues. Our operating results are regularly reviewed by our management on a consolidated basis, principally to make decisions about how we allocate our resources and to measure our consolidated operating performance. We currently generate substantially all of our revenue through our App design and development.

Management focuses on a wide variety of financial measurements to assess our financial health and prospects but principally upon (1) revenues generated from sales of our current products and services, (2) operating expenses, (3) current assets, especially cash and cash equivalents, used to fund operating losses thus far incurred, and (4) current liabilities.

RESULTS OF OPERATIONS

Results of Operations

For the period ended October 31, 2010, the Company earned $4,031 of revenues from the sale of Apps and incurred $76,028 of operating expenses, which included $40,391 in professional fees relating to audit, accounting, and legal fees incurred with respect to the S-1 reporting and for the recapitalization transaction, $5,833 of payroll and salaries, $10,000 of consulting fees, and $19,645 of general and administrative fees related to the day-to-day expenditures of the Company.

During the period from inception to October 31, 2010, the Company earned $4,031 of revenues and incurred $143,530 of operating expenses including $49,588 of professional fees relating to accounting and legal fees incurred with the incorporation of the Company and drafting of agreements, $63,963 of general and administrative expenses, $10,000 of consulting fees, and $19,820 of payroll and salaries.

LIQUIDITY AND CAPITAL RESOURCES

As at October 31, 2010, the Company had assets of $5,183 compared with assets of $17,305 at April 30, 2010. Assets at October 31, 2010 are comprised of cash of $3,537 and computer hardware of $1,646.  All assets at April 30, 2010 were comprised of cash.

As at October 31, 2010, the Company had a working capital deficit of $121,144 compared with a deficit of $47,501 at April 30, 2010.  The increase in the working capital deficit is attributed increases in accounts payable of $25,548 due to working capital expenditures which remain unpaid due to the lack of sufficient cash flow in the Company, $27,123 of outstanding notes payable relating to financing for the Company’s general operations as well as increase of $7,204 of expenditures from related parties.

Cashflows from Operating Activities

During the period ended October 31, 2010, the Company used $39,086 of cash for operating activities as compared to $2,696 for the period ended April 30, 2010.  The increase in cash flows used for operating activities were attributed to the fact that the period ended April 30, 2010, the level of operations were minimal and were settled by related parties whereas in the current period, a significant portion of the general expenditures were settled by proceeds from financing activities.

Cashflows from Investing Activities

During the period ended October 31, 2010, the Company used proceeds of $1,805 for investing activities as compared to $nil during the period ended April 30, 2010.  The increase in cash from investing activities is attributed to the purchase of computer hardware of $1,805.

Cashflows from Financing Activities

During the period ended October 31, 2010, the Company received proceeds of $27,123 from financing activities as compared to $20,001 for the period ended April 30, 2010.  The proceeds received during the period ended October 31, 2010 were attributed to issuances of notes payable, where the amounts are unsecured, due interest at 10% per annum, and due on demand.  During the period ended April 30, 2010, the proceeds received were attributed from the issuance of 400,000 common shares at $0.05 per common share.

As at October 31, 2010, the Company has a going concern assumption as the Company has not earned significant revenues, has no certainty of earning revenues in the future, and has incurred a net loss of $139,499 since inception.

The Company may require additional financing to continue operations–either from management, existing shareholders, or new shareholders through equity financing. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. The financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

We anticipate that our current cash and cash equivalents, anticipated cash flow from operations and the proceeds from the sale of the maximum amount of shares being offered hereunder will only be sufficient to meet our anticipated cash needs for the next 8-10 months.   If we are able to sell only 50%, 25% or 10% of our offered shares, we anticipate that we will only be able to meet our anticipated cash needs for the next 4-5 months, 2-3 months, or 0-2 months, respectively.

We estimate that our maximum amount of expenses over the next 10-12 months will be approximately $215,000 as described in the table below. These estimates may change significantly depending on the nature of our future business activities and our ability to raise additional capital from shareholders or other sources. Some of these estimates will be paid for out of the proceeds of this offering, assuming we are successful in raising any such proceeds. However, we will not use our offering proceeds to repay the notes payable or related party obligations. We intend to repay these financial obligations from the amount of cash we have on hand, any additional financing we may receive and our anticipated future revenues. The notes payable are due on the earlier of: i) the one year anniversary of the loan date or ii) when the company completes an offering under Regulation D, Regulation S or Section 4(2) of the Securities Act of 1933. The Company will have to generate sufficient revenues before it can repay its related party obligations. Any repayment prior to the Company generating sufficient revenue to do so would have a significant negative impact on the Company's ability to initiate its business plan.

Description	Target completion date or period	Estimated maximum expenses
Legal and accounting fees	10-12 months	$45,000
Marketing and advertising	10-12 months	$20,000
Business Development	10-12 months	$30,000
General and administrative	10-12 months	$20,000
Notes Payable and Related Party Transactions	10-12 months	$100,000
TOTAL	10-12 months	$215,000

The foregoing chart sets forth estimates of the Company’s total maximum operational expenses for the initial 12 month period following effectiveness of this offering. The amounts are not limited to proceeds received under this offering, if any, and therefore in order to reach our targets, we will need additional funds in the form of financing or revenues.

To date, we have designed and developed a variety of Apps that are currently available for purchase through Apple, Inc., and we are in the process of developing additional Apps and products.  Our current products, services and projects are described in further detail in the section of this prospectus titled “DESCRIPTION OF OUR BUSINESS”, under “Products and Services” starting on page 23. Over the next 12 months, we intend to continue developing and marketing our Apps. Some of our Apps are already commercially marketed and sold through the iTunes store and it is our intention to offer more as we design and develop them. We have already begun generating revenues from the sale of our Apps, and we intend to continue generating such revenues over the next 12 months.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

Since inception, we have had no changes in or disagreements with our accountants. Our audited financial statements have been included in this Prospectus in reliance upon M&K CPAs, PLLC, Independent Registered Public Accounting Firm, as experts in accounting and auditing.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. A complete summary of these policies is included in Note 2 of our audited financial statements. In general, management's estimates are based on historical experience, on information from third-party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Recently Issued Accounting Pronouncements

In March 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-11 (ASU 2010-11), “Derivatives and Hedging (Topic 815): Scope Exception Related to Embedded Credit Derivatives.”  The amendments in this Update are effective for each reporting entity at the beginning of its first fiscal quarter beginning after June 15, 2010.  Early adoption is permitted at the beginning of each entity’s first fiscal quarter beginning after issuance of this Update.  The Company does not expect the provisions of ASU 2010-11 to have a material effect on the financial position, results of operations or cash flows of the Company.

In February 2010, the FASB Accounting Standards Update 2010-10 (ASU 2010-10), “Consolidation (Topic 810): Amendments for Certain Investment Funds.”  The amendments in this Update are effective as of the beginning of a reporting entity’s first annual period that begins after November 15, 2009 and for interim periods within that first reporting period. Early application is not permitted.  The Company’s adoption of provisions of ASU 2010-10 did not have a material effect on the financial position, results of operations or cash flows.

In February 2010, the FASB issued ASU No. 2010-09 “Subsequent Events (ASC Topic 855) “Amendments to Certain Recognition and Disclosure Requirements” (“ASU No. 2010-09”). ASU No. 2010-09 requires an entity that is an SEC filer to evaluate subsequent events through the date that the financial statements are issued and removes the requirement for an SEC filer to disclose a date, in both issued and revised financial statements, through which the filer had evaluated subsequent events. The adoption did not have an impact on the Company’s financial position and results of operations.

In January 2010, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2010-06, “Improving Disclosures about Fair Value Measurements.” ASU No. 2010-06 amends FASB Accounting Standards Codification (“ASC”) 820 and clarifies and provides additional disclosure requirements related to recurring and non-recurring fair value measurements and employers’ disclosures about postretirement benefit plan assets. This ASU is effective for interim and annual reporting periods beginning after December 15, 2009. The adoption of ASU 2010-06 did not have a material impact on the Company’s financial statements.

In January 2010, the FASB issued an amendment to ASC 505, Equity, where entities that declare dividends to shareholders that may be paid in cash or shares at the election of the shareholders are considered to be a share issuance that is reflected prospectively in EPS, and is not accounted for as a stock dividend.  This standard is effective for interim and annual periods ending on or after December 15, 2009 and is to be applied on a retrospective basis. The adoption of this standard is not expected to have a significant impact on the Company’s consolidated financial statements.

In January 2010, the FASB issued an amendment to ASC 820, Fair Value Measurements and Disclosure, to require reporting entities to separately disclose the amounts and business rationale for significant transfers in and out of Level 1 and Level 2 fair value measurements and separately present information regarding purchase, sale, issuance, and settlement of Level 3 fair value measures on a gross basis.  This standard, for which the Company is currently assessing the impact, is effective for interim and annual reporting periods beginning after December 15, 2009 with the exception of disclosures regarding the purchase, sale, issuance, and settlement of Level 3 fair value measures which are effective for fiscal years beginning after December 15, 2010.  The adoption of this standard is not expected to have a significant impact on the Company’s consolidated financial statements.

In October 2009, FASB issued an amendment to the accounting standards related to the accounting for revenue in arrangements with multiple deliverables including how the arrangement consideration is allocated among delivered and undelivered items of the arrangement. Among the amendments, this standard eliminated the use of the residual method for allocating arrangement considerations and requires an entity to allocate the overall consideration to each deliverable based on an estimated selling price of each individual deliverable in the arrangement in the absence of having vendor-specific objective evidence or other third party evidence of fair value of the undelivered items. This standard also provides further guidance on how to determine a separate unit of accounting in a multiple-deliverable revenue arrangement and expands the disclosure requirements about the judgments made in applying the estimated selling price method and how those judgments affect the timing or amount of revenue recognition. This standard, for which the Company is currently assessing the impact, will become effective on January 1, 2011.

In October 2009, the FASB issued an amendment to the accounting standards related to certain revenue arrangements that include software elements. This standard clarifies the existing accounting guidance such that tangible products that contain both software and non-software components that function together to deliver the product’s essential functionality, shall be excluded from the scope of the software revenue recognition accounting standards. Accordingly, sales of these products may fall within the scope of other revenue recognition standards or may now be within the scope of this standard and may require an allocation of the arrangement consideration for each element of the arrangement. This standard, for which the Company is currently assessing the impact, will become effective on January 1, 2011.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names and ages of our current directors and executive officers. Our Board of Directors appoints our executive officers. Our directors serve until the earlier occurrence of the election of his or her successor at the next meeting of stockholders, death, resignation or removal by the Board of Directors. There are no family relationships among our directors or executive officers.

Name	Age	Position
Jesse Keller	31	President, CEO, CFO, Treasurer and Director
Jonas Klippenstein	38	Secretary and Director

Jesse Keller - Mr. Keller has an extensive background in sales and marketing for various industries.  His introduction to online marketing and sales began in 1998 when he helped develop and sell turnkey software solutions to companies and private individuals looking to invest in the industry.  This allowed him to develop advanced technical knowledge which he has parlayed into several successful business ventures to date.  In 2001, Mr. Keller relocated to San Jose, Costa Rica to pursue a marketing manager / software development position. Then in 2003, Mr. Keller founded a media investor relations company.  From 2001 through 2004, Mr. Keller served as President and Director of Can West Media, Inc., an online marketing and consulting company that works with companies around the world and whose services include search engine marketing, affiliate marketing, web design, graphic design and webmaster/customer service.  From 2004 through 2009, Mr. Keller held the positions of President and Director of 250media.com, which provides investor relations services to low to mid-cap public companies including public relations services, investor relations, visual communications, web development, brand design, brochure and business collateral production.  Mr. Keller was appointed as Director of the Company because of his broad technical background in online marketing, web design, graphic design, webmaster/customer service, and web development, his prior positions as President and Director of both Can West Media, Inc. and 250media.com, and his knowledge of investor relations, consulting and business ventures.

Jonas Klippenstein – Since January 2011, Mr. Klippenstein has been the Senior Security Consultant for Canada Natural Resources, a large- scale independent crude and natural gas producer located in Northern Alberta, Canada. From 1997 to 2010, Mr. Klippenstein was the President and Director of Highland Security Group Ltd where he has managed hundreds of employees and managed hundreds of thousands of dollars of budgets per year.  Jonas has been involved in startup corporations since 1992 where he worked with a biotechnology company and promoted an eye care line as well as a new development technology with Retractable Syringe Technologies.  Mr. Klippenstein has been involved in negotiations with such large companies as Terumo, Novartis and Becton Dickinson.   He also worked in 2003 as a development manager for a marketing agency, McLean Group Marketing, attracting and successfully delivering outstanding marketing campaigns for various large corporations. In light of Mr. Klippenstein’s experience with resource management and his marketing skills, the Company determined that Mr. Klippenstein would be a good fit for the Company’s Board of Directors.

EXECUTIVE COMPENSATION

Summary Compensation Table

Name and Principal Position	Title	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All other compensation ($)	Total
(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Jesse Keller (1)	President, CEO, CFO, Treasurer and Director	2010	$--	$2,000(3)	-0-	-0-	-0-	-0-	-0-	$--
Jonas Klippenstein(2)	Secretary and Director	2010	$--	$2,000(3)	-0-	-0-	-0-	-0-	-0-	$--

Notes to Summary Compensation Table:

(1)

Mr. Keller, the President, CEO, CFO, Treasurer and Director of the Company, currently has committed to devote 10 – 25 hours per week providing management services to us. He has agreed to work with no cash remuneration until such time as the Company receives sufficient revenues necessary to provide management salaries.  Once the Company is able to provide Mr. Keller with a management salary, he intends to commit a minimum of 40 hours per week to the Company.  Mr. Keller currently devotes time to other projects outside of the Company, including providing artistic design services to clients around the world.

(2)

Mr. Klippenstein, the Secretary and Director of the Company, currently has committed to devote 10 - 20 hours per week providing management services to us. He has agreed to work with no cash remuneration until such time as the Company receives sufficient revenues necessary to provide management salaries. At this time, management cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.  Once the Company is able to provide Mr. Klippenstein with a management salary, he intends to commit a minimum of 40 hours per week to the Company.  Outside of the Company, Mr. Klippenstein currently works as a Security Consultant to multiple security companies.

(3)

The stock awards to Mr. Keller and Mr. Klippenstein were issued beginning February 25, 2010 for management services rendered in connection with the formation of the Company. This dollar estimate is based on the grant date aggregate fair value at the close of business in accordance with FASB ASC Topic 718.

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the Company or any of its subsidiaries, if any.

Outstanding Equity Awards since Inception:

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
None	0	0	0	0	0	0	0	0	0

Long-Term Incentive Plans

We currently have no Long-Term Incentive Plans.

Director Compensation

None.

Significant Employees /Consultants

We have three full-time employees, including our President, and two part-time employees, including our Vice President. We use consultants and independent contractors on a case-to-case basis. We use developers on a contract or limited basis to develop code for the Apps. As such developers are hired on an “as-needed” basis, we do not have agreements in place with the developers, nor do we plan on entering into agreements with the developers. In the future, we intend on having a team of in-house developers who are employees of the Company.

Security Holders Recommendations to Board of Directors

Shareholders can direct communications to our Chief Executive Officer, Jesse Keller, at our executive offices. However, while we appreciate all comments from shareholders, we may not be able to individually respond to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with the SEC so that all shareholders have access to information about us at the same time. Mr. Keller collects and evaluates all shareholder communications. All communications addressed to our directors and executive officers will be reviewed by those parties unless the communication is clearly frivolous.

CODE OF ETHICS

Effective as of the date hereof, the Board of Directors has not adopted a Code of Ethics for our directors, officers and employees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth certain information at March 14, 2011, with respect to the beneficial ownership of shares of common stock by (i) each person known to us who owns beneficially more than 5% of the outstanding shares of common stock (based upon reports which have been filed and other information known to us), (ii) each of our Directors, (iii) each of our Executive Officers and (iv) all of our Executive Officers and Directors as a group. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares shown. As of March 14, 2011, we had 5,900,0000 shares of common stock issued and outstanding.

Title of class	Name and address of beneficial owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock (1)
Common Stock	Jesse Keller 403-1630 Pandosy St. Kelowna, BC Canada V1Y 1P7	2,500,000	42.37%

Common Stock	Jonas Klippenstein 403-1630 Pandosy St. Kelowna, BC Canada V1Y 1P7	2,500,000	42.37%

	All Officers and Directors as a group (total of 2)	5,000,000	84.75%

Common Stock	Garth Roy 403-1630 Pandosy St. Kelowna, BC Canada V1Y 1P7	500,000	8.47%

(1)

Under Rule 13d-3 promulgated under the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

We are not aware of any arrangements that could result in a change of control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On May 1, 2010, the Company entered into a Share Exchange Agreement with Appiphany Technologies Corp. ("ATC"), a company incorporated in British Columbia, Canada pursuant to which the Company acquired all of the issued and outstanding shares of ATC in exchange for an aggregate of 1,500,000 shares of Appiphany issued equally to three shareholders, including our CEO, President, CFO, Treasurer and Director, Mr. Jesse Keller, our Secretary and Director, Mr. Jonas Klippenstein, and Garth Roy, a beneficial holder of shares of the Company’s common stock. The shares were issued pursuant to Section 4(2) and/or Rule 903 of Regulation S.

As at July 31, 2010, the Company owed $41,447 (April 30, 2010 - $699) to the President and Director of the Company, Jesse Keller, for financing of day-to-day expenditures incurred on behalf of the Company.  The amounts owing are unsecured, non-interest bearing, and due on demand.

As at July 31, 2010, the Company owed $32,255 (April 30, 2010 - $nil) to a Director of the Company, Jonas Klippenstein, for financing of day-to-day expenditures incurred on behalf of the Company.  The amounts owing are unsecured, non-interest bearing, and due on demand.

We currently utilize office space free of charge on a month-to-month basis from 250 Media Corp., of which our President, Jesse Keller, is the current Chief Executive Officer.  The office space is approximately 1000 square feet of industrial/office space with opportunities to expand our facilities.

LEGAL MATTERS

The validity of the shares sold by us under this prospectus will be passed upon for us by Carrillo, Huettel & Zouvas, LLP in San Diego, California.

EXPERTS

M&K CPAs, PLLC, our independent registered public accountant, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. M&K CPAs, PLLC has presented its report with respect to our audited financial statements.

COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provide that we shall indemnify our directors and officers to the fullest extent permitted by Nevada law and that none of our directors will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•

for any breach of the director’s duty of loyalty to the Company or its stockholders;

•

for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

•

under Nevada General Corporation Law for the unlawful payment of dividends; or

•

for any transaction from which the director derives an improper personal benefit.

These provisions require us to indemnify our directors and officers unless restricted by Nevada law and eliminate our rights and those of our stockholders to recover monetary damages from a director for breach of his fiduciary duty of care as a director except in the situations described above. The limitations summarized above, however, do not affect our ability or that of our stockholders to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of his fiduciary duty.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits thereto. Statements contained in this prospectus as to the contents of any contract or other document that is filed as an exhibit to the registration statement are not necessarily complete and each such statement is qualified in all respects by reference to the full text of such contract or document. For further information with respect to us and the common stock, reference is hereby made to the registration statement and the exhibits thereto, which may be inspected and copied at the principal office of the SEC, 100 F Street NE, Washington, D.C. 20549, and copies of all or any part thereof may be obtained at prescribed rates from the Commission’s Public Reference Section at such addresses. Also, the SEC maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports and other information regarding registrants that file electronically with the SEC. We also make available free of charge our annual, quarterly and current reports, and other information upon request. To request such materials, please contact Mr. Jesse Keller, our President and Chief Executive Officer.

APPIPHANY TECHNOLOGIES HOLDINGS CORP.

(A Development Stage Company)

Consolidated Financial Statements

For the Periods Ended October 31, 2010 (unaudited) and April 30, 2010

Consolidated Balance Sheets (unaudited)

F-2

Consolidated Statements of Operations (unaudited)

F-3

Consolidated Statements of Cash Flows (unaudited)

F-4

Consolidated Statements of Stockholders’ Deficit (unaudited)

F-5

Notes to the Consolidated Financial Statements (unaudited)

F-6

APPIPHANY TECHNOLOGIES HOLDING CORP.

(A Development Stage Company)

Consolidated Balance Sheets

(Unaudited)

	October 31, 2010 $	April 30, 2010 $

ASSETS

Current Assets

Cash	3,537	17,305

Total Current Assets	3,537	17,305

Property and Equipment	1,646	–

	5,183	17,305

LIABILITIES

Current Liabilities

Accounts payable and accrued liabilities	25,548	–
Notes payable	27,123	–
Due to related parties	72,010	64,806

Total Liabilities	124,681	64,806

STOCKHOLDERS’ DEFICIT

Preferred Stock
Authorized: 10,000,000 preferred shares with a par value of $0.001 per share
Issued and outstanding: nil preferred shares	–	–

Common Stock
Authorized: 250,000,000 common shares with a par value of $0.001 per share
Issued and outstanding: 5,900,000 common shares	5,900	5,900

Additional Paid-In Capital	14,101	14,101

Accumulated Deficit during the Development Stage	(139,499)	(67,502)

Total Stockholders’ Deficit	(119,498)	(47,501)

Total Liabilities and Stockholders’ Deficit	5,183	17,305

APPIPHANY TECHNOLOGIES HOLDING CORP.

(A Development Stage Company)

Consolidated Statements of Operations

(Expressed in US dollars)

(unaudited)

	For the three months ended October 31, 2010 $	For the three months ended October 31, 2009 $	For the six months ended October 31, 2010 $	For the Period from June 4, 2009 (Date of Inception) to October 31, 2009 $	Accumulated from June 4, 2009 (Date of Inception) to October 31, 2010 $

Revenues	1,956	–	4,031	–	4,031

	1,956	–	4,031	–	4,031

Operating Expenses

Consulting Fees	10,000	–	10,000	–	10,000
Depreciation	150	–	159	–	159
General and Administrative	9,427	9,737	19,645	14,324	63,963
Professional Fees	20,891	–	40,391	1,000	49,588
Wages and salaries	3,223	3,998	5,833	3,998	19,820

Total Operating Expenses	43,691	(13,735)	76,028	(19,322)	143,530

Net Loss	(41,735)	(13,735)	(71,997)	(19,322)	(139,499)
Net Loss per Share – Basic and Diluted	(0.01)	–	(0.01)	–	-
Weighted Average Shares Outstanding – Basic and Diluted	5,900,000	5,500,000	5,900,000	5,500,000	-

APPIPHANY TECHNOLOGIES HOLDINGS CORP.

(A Development Stage Company)

Consolidated Statements of Cashflow

(Expressed in US dollars)

(unaudited)

	For the six months ended October 31, 2010 $	For the Period from June 4, 2009 (Date of Inception) to October 31, 2009 $	Accumulated from June 4, 2009 (Date of Inception) to October 31, 2010 $

Operating Activities

Net loss for the period	(71,997)	(19,322)	(139,499)

Items not involving cash

Depreciation	159	–	159

Changes in operating assets and liabilities:

Accounts payable and accrued liabilities	25,548	–	25,548
Due to related parties	7,204	20,264	72,010

Net Cash Provided By (Used In) Operating Activities	(39,086)	942	(41,782)

Investing Activities

Purchase of property and equipment	(1,805)	–	(1,805)

Net Cash Provided by Investing Activities	(1,805)	–	(1,805)

Financing Activities

Proceeds from issuance of common shares	–	–	20,001
Proceeds from notes payable	27,123	1	27,123

Net Cash Provided by Financing Activities	27,123	1	47,124

Increase in Cash	(13,768)	943	3,537

Cash – Beginning of Period	17,305	–	–

Cash – End of Period	3,537	943	3,537

Supplemental Disclosures

Interest paid	–	–	–
Income tax paid	–	–	–

Non-cash investing and financing activities

Shares issued for founders shares	–	5,500	5,500

APPIPHANY TECHNOLOGIES HOLDINGS CORP.

(A Development Stage Company)

Consolidated Statement of Stockholders’ Deficit

From June 4, 2009 (Date of Inception) to October 31, 2010

(Expressed in US dollars)

	Common Stock		Additional	Accumulated
	Shares	Par Value	Paid-In Capital	Deficit	Total
	#	$	$	$	$

Balance – June 4, 2009 (Date of Inception)

Founders shares at $0.001 per share	5,500,000	5,500	(5,500)	–	–

Common stock issued for cash at $0.05 per share	400,000	400	19,601	–	20,001

Net loss for the period	–	–	–	(67,502)	(67,502)
	–	–
Balance – April 30, 2010	5,900,000	5,900	14,101	(67,502)	(47,501)

Net loss for the period	–	–	–	(71,997)	(71,997)

Balance – October 31, 2010	5,900,000	5,900	14,101	(139,499)	(119,498)

APPIPHANY TECHNOLOGIES HOLDINGS CORP.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

1.

Nature of Operations and Continuance of Business

The Company was incorporated in the State of Nevada on February 24, 2010 and is a development stage company as defined by FASB guidelines. On May 1, 2010, the Company entered into a share exchange agreement with Appiphany Technologies Corporation (“ATC”), a company incorporated in the province of British Columbia on June 24, 2009, to acquire all of the outstanding common shares of ATC in exchange for 1,500,000 common shares of the Company.  As the acquisition involved companies under common control, the acquisition was accounted for in accordance with ASC 805-50, Business Combinations – Related Issues, and the consolidated financial statements reflect the accounts of the Company and ATC since inception of ATC on June 24, 2009.

Going Concern

These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. As at October 31, 2010, the Company has not recognized significant revenue, has a working capital deficit of $119,498, and has an accumulated deficit of $139,499. The continuation of the Company as a going concern is dependent upon the continued financial support from its management, and its ability to identify future investment opportunities and obtain the necessary debt or equity financing, and generating profitable operations from the Company’s future operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern.  These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.

Summary of Significant Accounting Policies

a)

Basis of Presentation and Principles of Consolidation

The consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) and are expressed in U.S. dollars.  The financial statements include the accounts of the Company and its wholly-owned subsidiary, ATC.  All significant intercompany transactions have been eliminated.  The Company’s fiscal year end is April 30.

b)

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

c)

Interim Financial Statements

These interim unaudited financial statements have been prepared on the same basis as the annual financial statements and in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company’s financial position, results of operations and cash flows for the periods shown. The results of operations for such periods are not necessarily indicative of the results expected for a full year or for any future period.

APPIPHANY TECHNOLOGIES HOLDINGS CORP.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

2.

Summary of Significant Accounting Policies (continued)

d)

Cash and cash equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

e)

Basic and Diluted Net Loss per Share

The Company computes net loss per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

f)

Financial Instruments

Pursuant to ASC 820, Fair Value Measurements and Disclosures and ASC 825, Financial Instruments, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 and 825 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 and 825 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, accounts payable and accrued liabilities and amounts due to related parties.  Pursuant to ASC 820 and 825, the fair value of our cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

g)

Comprehensive Loss

ASC 220, Comprehensive Income, establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at October 31, 2010 and April 30, 2010, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

APPIPHANY TECHNOLOGIES HOLDINGS CORP.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

2.

Summary of Significant Accounting Policies (continued)

h)

Revenue Recognition

The Company recognizes revenue from the sale of third-party application development for the iPhone, iPod Touch and iPad. Revenue will be recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service has been provided, and collectability is assured.  The Company is not exposed to any credit risks as amounts are prepaid prior to performance of services.

i)

Recent Accounting Pronouncements

In March 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-11 (ASU 2010-11), “Derivatives and Hedging (Topic 815): Scope Exception Related to Embedded Credit Derivatives.”  The amendments in this Update are effective for each reporting entity at the beginning of its first fiscal quarter beginning after June 15, 2010.  Early adoption is permitted at the beginning of each entity’s first fiscal quarter beginning after issuance of this Update.  The Company does not expect the provisions of ASU 2010-11 to have a material effect on the financial position, results of operations or cash flows of the Company.

In February 2010, the FASB Accounting Standards Update 2010-10 (ASU 2010-10), “Consolidation (Topic 810): Amendments for Certain Investment Funds.”  The amendments in this Update are effective as of the beginning of a reporting entity’s first annual period that begins after November 15, 2009 and for interim periods within that first reporting period. Early application is not permitted.  The Company’s adoption of provisions of ASU 2010-10 did not have a material effect on the financial position, results of operations or cash flows.

In February 2010, the FASB issued ASU No. 2010-09 “Subsequent Events (ASC Topic 855) “Amendments to Certain Recognition and Disclosure Requirements” (“ASU No. 2010-09”). ASU No. 2010-09 requires an entity that is an SEC filer to evaluate subsequent events through the date that the financial statements are issued and removes the requirement for an SEC filer to disclose a date, in both issued and revised financial statements, through which the filer had evaluated subsequent events. The adoption did not have an impact on the Company’s financial position and results of operations.

In January 2010, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2010-06, “Improving Disclosures about Fair Value Measurements.” ASU No. 2010-06 amends FASB Accounting Standards Codification (“ASC”) 820 and clarifies and provides additional disclosure requirements related to recurring and non-recurring fair value measurements and employers’ disclosures about postretirement benefit plan assets. This ASU is effective for interim and annual reporting periods beginning after December 15, 2009. The adoption of ASU 2010-06 did not have a material impact on the Company’s financial statements.

In January 2010, the FASB issued an amendment to ASC 505, Equity, where entities that declare dividends to shareholders that may be paid in cash or shares at the election of the shareholders are considered to be a share issuance that is reflected prospectively in EPS, and is not accounted for as a stock dividend.  This standard is effective for interim and annual periods ending on or after December 15, 2009 and is to be applied on a retrospective basis.  The adoption of this standard is not expected to have a significant impact on the Company’s financial statements.

In January 2010, the FASB issued an amendment to ASC 820, Fair Value Measurements and Disclosure, to require reporting entities to separately disclose the amounts and business rationale for significant transfers in and out of Level 1 and Level 2 fair value measurements and separately present information regarding purchase, sale, issuance, and settlement of Level 3 fair value measures on a gross basis.  This standard, for which the Company is currently assessing the impact, is effective for interim and annual reporting periods beginning after December 15, 2009 with the exception of disclosures regarding the purchase, sale, issuance, and settlement of Level 3 fair value measures which are effective for fiscal years beginning after December 15, 2010.  The adoption of this standard is not expected to have a significant impact on the Company’s financial statements.

APPIPHANY TECHNOLOGIES HOLDINGS CORP.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

2.

Summary of Significant Accounting Policies (continued)

i)

Recent Accounting Pronouncements (continued)

In October 2009, FASB issued an amendment to the accounting standards related to the accounting for revenue in arrangements with multiple deliverables including how the arrangement consideration is allocated among delivered and undelivered items of the arrangement. Among the amendments, this standard eliminated the use of the residual method for allocating arrangement considerations and requires an entity to allocate the overall consideration to each deliverable based on an estimated selling price of each individual deliverable in the arrangement in the absence of having vendor-specific objective evidence or other third party evidence of fair value of the undelivered items. This standard also provides further guidance on how to determine a separate unit of accounting in a multiple-deliverable revenue arrangement and expands the disclosure requirements about the judgments made in applying the estimated selling price method and how those judgments affect the timing or amount of revenue recognition. This standard, for which the Company is currently assessing the impact, will become effective on January 1, 2011.

In October 2009, the FASB issued an amendment to the accounting standards related to certain revenue arrangements that include software elements. This standard clarifies the existing accounting guidance such that tangible products that contain both software and non-software components that function together to deliver the product’s essential functionality, shall be excluded from the scope of the software revenue recognition accounting standards. Accordingly, sales of these products may fall within the scope of other revenue recognition standards or may now be within the scope of this standard and may require an allocation of the arrangement consideration for each element of the arrangement. This standard, for which the Company is currently assessing the impact, will become effective on January 1, 2011.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations

3.

Acquisition of Appiphany Technologies Corporation

On May 1, 2010, the Company entered into a share exchange agreement (the “Agreement”) with Appiphany Technologies Corporation (“ATC”), a private company incorporated in the province of British Columbia, Canada on June 4, 2009.  Under the terms of the Agreement, the Company acquired 100% of the issuance and outstanding common shares of ATC in exchange for 1,500,000 common shares of the Company.  Subsequent to the merger, the shareholders of ATC owned 100% of the issued and outstanding common shares of the Company. The acquisition of ATC by the Company was accounted for in accordance with ASC 805-50, Business Combinations – Related Issues as both the Company and ATC were controlled by the same officers and directors of the Company, and the acquisition has been treated as a common control transaction.  The consolidated financial statements include the accounts of ATC since its inception on June 4, 2009 and the accounts of the Company since its inception on February 24, 2010.  The consolidated financial statements reflect the combined entities since the inception of ATC on June 4, 2009.  All significant intercompany transactions have been eliminated.  The assets and liabilities of the acquired entity have been brought forward at their carrying value on the date of acquisition.

4.

Property and Equipment

	Cost $	Accumulated Depreciation $	October 31, 2010 Net Carrying Value $	April 30, 2010 Net Carrying Value $
Computer hardware	1,805	159	1,646	–

	1,805	159	1,646	–

APPIPHANY TECHNOLOGIES HOLDINGS CORP.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

5.

Notes Payable

a)

During the period ended October 31, 2010, the Company issued notes payable totaling $12,123.  Under the terms of the note, the amounts are unsecured, due interest at 10% per annum, and due on demand.  As at October 31, 2010, accrued interest of $491 has been recorded in accounts payable and accrued liabilities.

b)

In July 2010, the Company issued a note payable for $15,000. Under the terms of the note, the amount is unsecured, due interest at 10% per annum, and due on demand.  As at October 31, 2010, accrued interest of $402 has been recorded in accounts payable and accrued liabilities.

6.

Related Party Transactions

As at October 31, 2010, the Company owed $40,776 (April 30, 2010 - $33,572) to the President and Director of the Company for financing of day-to-day expenditures incurred on behalf of the Company.  The amounts owing are unsecured, non-interest bearing, and due on demand.

As at October 31, 2010, the Company owed $31,234 (April 30, 2010 - $31,234) to a director of the Company for financing of day-to-day expenditures incurred on behalf of the Company.  The amounts owing are unsecured, non-interest bearing, and due on demand.

7.

Subsequent Events

In accordance with ASC 855, we have evaluated subsequent events through January 5, 2011, the date of issuance of the financial statements, and did not have any material recognizable subsequent events.

APPIPHANY TECHNOLOGIES HOLDINGS CORP.

(A Development Stage Company)

Consolidated Financial Statements

For the Period Ended April 30, 2010

Report of Independent Registered Public Accounting Firm

F-12

Consolidated Balance Sheet

F-13

Consolidated Statement of Operations

F-14

Consolidated Statement of Stockholders’ Deficit

F-15

Consolidated Statement of Cash Flows

F-16

Notes to the Consolidated Financial Statements

F-17

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Appiphany Technologies Holdings Corp.

(A Development Stage Company)

We have audited the accompanying balance sheet of Appiphany Technologies Holdings Corp. (a development stage company) as of April 30, 2010 and the related statements of operations, changes in stockholders' deficit, and cash flows for the period from June 4, 2009 (inception) through April 30, 2010.  These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Appiphany Technologies Holdings Corp. as of April 30, 2010, and the results of its operations and cash flows for the periods described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has insufficient working capital, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

December 10, 2010

APPIPHANY TECHNOLOGIES HOLDINGS CORP.

(A Development Stage Company)

Consolidated Balance Sheet

April 30, 2010 $

ASSETS

Cash	17,305

Total Assets	17,305

LIABILITIES

Current Liabilities

Due to a Related Party	64,806

Total Liabilities	64,806

STOCKHOLDERS’ EQUITY

Preferred Stock
Authorized: 10,000,000 preferred shares with a par value of $0.001 per share
Issued and outstanding: nil preferred shares	–

Common Stock
Authorized: 250,000,000 common shares with a par value of $0.001 per share
Issued and outstanding: 5,900,000 common shares	5,900

Additional Paid-In Capital	14,101

Accumulated Deficit during the Development Stage	(67,502)

Total Stockholders’ Equity	(47,501)

Total Liabilities and Stockholders’ Equity	17,305

(The accompanying notes are an integral part of these financial statements)

APPIPHANY TECHNOLOGIES HOLDINGS CORP.

(A Development Stage Company)

Consolidated Statement of Operations

(Expressed in US dollars)

For the Period from June 4, 2009 (Date of Inception) to April 30, 2010 $

Revenues	–

Operating Expenses

General and Administrative	44,318
Professional Fees	9,197
Wages and Salaries	13,987

Total Operating Expenses	67,502

Net Loss	(67,502)
Net Loss per Share – Basic and Diluted	(0.01)
Weighted Average Shares Outstanding – Basic and Diluted	5,607,692

(The accompanying notes are an integral part of these consolidated financial statements)

APPIPHANY TECHNOLOGIES HOLDINGS CORP.

(A Development Stage Company)

Consolidated Statement of Cashflow

(Expressed in US dollars)

For the Period from June 4, 2009 (Date of Inception) to April 30, 2010 $

Operating Activities

Net loss for the period	(67,502)

Changes in operating assets and liabilities:

Due to a related party	64,806

Net Cash Used In Operating Activities	(2,696)

Financing Activities

Proceeds from issuance of common shares	20,001

Net Cash Provided By Financing Activities	20,001

Increase in Cash	17,305

Cash – Beginning of Period	–

Cash – End of Period	17,305

Supplemental Disclosures

Interest paid	–
Income tax paid	–

(The accompanying notes are an integral part of these consolidated financial statements)

APPIPHANY TECHNOLOGIES HOLDINGS CORP.

(A Development Stage Company)

Consolidated Statement of Stockholders’ Deficit

From June 4, 2009 (Date of Inception) to April 30, 2010

(Expressed in US dollars)

	Common Stock		Additional
			Paid-in	Accumulated
	Shares	Par Value	Capital	Deficit	Total
	#	$	$	$	$

Balance – June 4, 2009 (Date of Inception)

Founders shares at $0.001 per share	5,500,000	5,500	(5,500)	–	–

Common stock issued for cash at $0.05 per share	400,000	400	19,601	–	20,001
				–
Net loss for the period	–	–	–	(67,502)	(67,502)
	–	–
Balance – April 30, 2010	5,900,000	5,900	14,601	(67,502)	(47,501)

(The accompanying notes are an integral part of these consolidated financial statements)

APPIPHANY TECHNOLOGIES HOLDINGS CORP.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

1.

Nature of Operations and Continuance of Business

Appiphany Technologies Holdings Corp. (the “Company”) was incorporated in the State of Nevada on February 24, 2010. The Company is a development stage company as defined by FASB guidelines.

Going Concern

These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. As at April 30, 2010, the Company has not recognized any revenue, and has an accumulated deficit of $67,502. The continuation of the Company as a going concern is dependent upon the continued financial support from its management, and its ability to identify future investment opportunities and obtain the necessary debt or equity financing, and generating profitable operations from the Company’s future operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern.  These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.

Summary of Significant Accounting Policies

a)

Basis of Presentation

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) and are expressed in U.S. dollars.  The Company’s fiscal year end is April 30.

b)

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

c)

Cash and cash equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

d)

Basic and Diluted Net Loss per Share

The Company computes net loss per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

APPIPHANY TECHNOLOGIES HOLDINGS CORP.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

2.

Summary of Significant Accounting Policies (continued)

e)

Financial Instruments

Pursuant to ASC 820, Fair Value Measurements and Disclosures and ASC 825, Financial Instruments, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 and 825 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 and 825 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, and amounts due to related parties.  Pursuant to ASC 820 and 825, the fair value of our cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

f)

Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted ASC 740 “Accounting for Income Taxes” as of its inception. Pursuant to ASC 740, the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in this financial statement because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

g)

Comprehensive Loss

ASC 220, Comprehensive Income, establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at April 30, 2010, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

APPIPHANY TECHNOLOGIES HOLDINGS CORP.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

2.

Summary of Significant Accounting Policies (continued)

h)

Recent Accounting Pronouncements

In January 2010, the FASB issued an amendment to ASC 505, Equity, where entities that declare dividends to shareholders that may be paid in cash or shares at the election of the shareholders are considered to be a share issuance that is reflected prospectively in EPS, and is not accounted for as a stock dividend.  This standard is effective for interim and annual periods ending on or after December 15, 2009 and is to be applied on a retrospective basis.  The adoption of this standard is not expected to have a significant impact on the Company’s financial statements.

In January 2010, the FASB issued an amendment to ASC 820, Fair Value Measurements and Disclosure, to require reporting entities to separately disclose the amounts and business rationale for significant transfers in and out of Level 1 and Level 2 fair value measurements and separately present information regarding purchase, sale, issuance, and settlement of Level 3 fair value measures on a gross basis.  This standard, for which the Company is currently assessing the impact, is effective for interim and annual reporting periods beginning after December 15, 2009 with the exception of disclosures regarding the purchase, sale, issuance, and settlement of Level 3 fair value measures which are effective for fiscal years beginning after December 15, 2010.  The adoption of this standard is not expected to have a significant impact on the Company’s financial statements.

In October 2009, FASB issued an amendment to the accounting standards related to the accounting for revenue in arrangements with multiple deliverables including how the arrangement consideration is allocated among delivered and undelivered items of the arrangement. Among the amendments, this standard eliminated the use of the residual method for allocating arrangement considerations and requires an entity to allocate the overall consideration to each deliverable based on an estimated selling price of each individual deliverable in the arrangement in the absence of having vendor-specific objective evidence or other third party evidence of fair value of the undelivered items. This standard also provides further guidance on how to determine a separate unit of accounting in a multiple-deliverable revenue arrangement and expands the disclosure requirements about the judgments made in applying the estimated selling price method and how those judgments affect the timing or amount of revenue recognition. This standard, for which the Company is currently assessing the impact, will become effective on January 1, 2011.

In October 2009, the FASB issued an amendment to the accounting standards related to certain revenue arrangements that include software elements. This standard clarifies the existing accounting guidance such that tangible products that contain both software and non-software components that function together to deliver the product’s essential functionality, shall be excluded from the scope of the software revenue recognition accounting standards. Accordingly, sales of these products may fall within the scope of other revenue recognition standards or may now be within the scope of this standard and may require an allocation of the arrangement consideration for each element of the arrangement. This standard, for which the Company is currently assessing the impact, will become effective on January 1, 2011.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations

APPIPHANY TECHNOLOGIES HOLDINGS CORP.

(A Development Stage Company)

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

3.

Related Party Transactions

As at April 30, 2010, the Company owed $64,806 to directors and officers of the Company for financing of day-to-day expenditures incurred on behalf of the Company.  The amounts owing are unsecured, non-interest bearing, and due on demand.

4.

Common Shares

a)

On June 4, 2009, the Company issued 1,500,000 founders shares to management of the Company.

b)

On February 24, 2010, the Company issued 2,000,000 founders shares to the President and Director of the Company.

c)

On February 24, 2010, the Company issued 2,000,000 founders shares to a Director of the Company.

d)

During the period ended April 30, 2010, the Company issued 400,000 common shares of the Company at $0.05 per common share for proceeds of $20,000.

5.

Income Taxes

The Company has $67,502 of net operating losses carried forward to offset taxable income in future years which expire commencing in fiscal 2030.  The income tax benefit differs from the amount computed by applying the US federal income tax rate of 34% and the Canada federal and provincial tax rate of 26% to net loss before income taxes for the year ended April 30, 2010 as a result of the following:

April 30, 2010 $

Net loss before taxes	(67,502)
Statutory rate	26.7%

Computed expected tax recovery	18,008
Change in valuation allowance	(18,008)

Income tax provision	–

6.

Subsequent Events

On May 1, 2010, the Company entered into a Share Exchange Agreement with Appiphany Technologies Corp. ("ATC"), a company incorporated in British Columbia, Canada in June 2009, pursuant to which the Company acquired all of the issued and outstanding shares of ATC in exchange for 1,500,000 shares of the Company.

The acquisition of ATC has been accounted for in accordance with ASC 805-50, Business Combinations – Related Issues, as both the Company and ATC were controlled by common management, and the acquisition has been accounted for as a common control transaction.  The consolidated financial statements as at April 30, 2010 reflect the combined entities since its inception on June 4, 2009.  All significant intercompany transactions have been eliminated and all assets and liabilities of the acquired entity have been brought forward at their carrying value on the date of acquisition.

 PROSPECTUS

APPIPHANY TECHNOLOGIES HOLDINGS CORP.

403 – 1630 Pandosy St.

Kelowna, British Columbia

 Canada V1Y 1P7

2,700,000 shares of common stock

DEALER PROSPECTUS DELIVERY OBLIGATION

Until June 14, 2011, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

March 16, 2011